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                                                                   Exhibit 10.30


                               BTI TELECOM CORP.

                         SERIES B REDEMPTION AGREEMENT



          THIS SERIES B REDEMPTION AGREEMENT (this "Agreement") is dated as of the 12/th/ day of January 2001, by and among BTI Telecom Corp., a North Carolina corporation (the "Company"), and Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, BTI Investors LLC, a Delaware limited liability company, and Peter T. Loftin (collectively, the "Investor"). Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement (as defined below).

          WHEREAS, in connection with the purchase by the Investor of shares of Series B Preferred Stock, par value $.01 per share, of the Company, pursuant to Series B Preferred Stock Purchase Agreements dated as of January 12, 2001 (together, the "Purchase Agreement"), the Company desires to provide the Investor certain rights with respect to the redemption of the Series B Preferred Stock held by it as an inducement to the Investor to purchase shares of the Series B Preferred Stock;

          NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and the Investor hereby agree as follows.

          1.  Option to Sell Shares to Company.  Following the date (such date
              --------------------------------
being hereinafter referred to as the "Liquidity Exercise Date") that is the later of (a) the seventh anniversary of the date hereof or (b) six months after the date on which all amounts owing under the 10 1/2% Senior Notes due 2007 issued by the Company pursuant to that certain Indenture, dated September 22, 1997, by and among the Company, Business Telecom, Inc. and First Trust of New York, National Association, are repaid in full, if the Company receives from the Investor or its transferees (collectively with the Investor, the "Holders") holding a majority of the Series B Preferred Stock a written demand (the "Investors' Notice") that the Company redeem all, but not less than all, of the Series B Preferred Stock held by such Holders, the Company shall redeem all of the Series B Preferred Stock then held by all the Holders on the terms herein provided. The Company shall, within thirty (30) days after the Liquidity Exercise Date, deliver a written notice (a "Redemption Notice") to the Holders of their right to demand that the Company redeem the Series B Preferred Stock. The Holders of a majority of the Series B Preferred Stock may, within sixty (60) days after receipt of such notice, notify the Company that they demand that the Company redeem all of the Series B Preferred Stock. The Company shall repurchase all such Series B Preferred Stock under this Agreement as set forth below. The demand to redeem Series B Preferred Stock pursuant to this Section 1 shall be referred to as the "Option."

          2.  Price.
              -----

          (a) The price to be paid by the Company for the Series B Preferred Stock to be sold under the Option shall be as follows: (i) if the redemption occurs prior to a Series B Qualified Public Offering (as defined in the Company's Second Amended and Restated Articles
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of Incorporation (the "Articles of Incorporation")), the redemption price shall be the higher of (A) the Fair Market Value of the Common Stock issuable upon conversion of such Series B Preferred Stock as of the Liquidity Exercise Date or
(B) the Series B Liquidation Amount (as defined in the Articles of Incorporation); or (ii) if the redemption occurs after a Series B Qualified Public Offering, the redemption price shall be the Series B Liquidation Amount. For purposes of this Agreement, the "Fair Market Value" of the Common Stock issuable on conversion of the Series B Preferred Stock shall be, as of a particular date, (i) with respect to one share of Common Stock, if the sum of the Daily Prices of (x) all of the outstanding shares of Common Stock that have been registered pursuant to a public offering and (y) all of the outstanding shares of Common Stock that are not held by affiliates of the Company and that may be sold on such date in an open market transaction without registration, is at least $250 million as of such date, the average (weighted by daily trading volume) of the Daily Prices (defined below) per share of Common Stock for the 20 consecutive trading days immediately prior to such date or (ii) in any other event, an amount determined in the manner described in clause (5) of the definition of "Daily Price" below. "Daily Price" means (1) if the shares of such Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (4) if the shares of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if there are no bid/asked prices so reported, an amount agreed upon in good faith by the Company and a representative designated by the Holders of a majority of the outstanding Series B Preferred Stock, taking into account, in valuing such shares, all relevant facts and circumstances; provided that there shall be no discount to reflect the fact that the shares represent a minority interest in the Company and no premium to reflect any special voting or approval rights of the Holders with respect to certain matters. If no such agreement is reached pursuant to clause (5) above or clause (ii) of the definition of "Fair Market Value" within thirty (30) days after notice is given to the Company of the Holders' exercise of the Option the Fair Market Value shall be determined by appraisal as set forth below.

          (b) All appraisals shall be undertaken by two appraisers, one selected by the Board of Directors of the Company and one selected by the Holders of a majority of the outstanding Series B Preferred Stock. No Director whose Series B Preferred Stock is being appraised or who is designated by or affiliated with a person whose Series B Preferred Stock is being appraised shall vote on the selection of the appraiser chosen by the Company. In the event the Board of Directors or Holders fail to appoint an appraiser within a reasonable period of time, the appraisal shall be undertaken by the remaining single appraiser. The Fair Market Value shall be the fair market value (determined in the manner described in Section 2(a) above) arrived at by the appraisers (based upon the number of shares of Common Stock into which the Series B Preferred Stock is convertible (as determined in the Articles of Incorporation)) within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the two

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appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the fair market value shall be the mean of the two valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently (provided that such calculation shall not be more than the value calculated by the appraiser selected by the Holders or less than the value calculated by the appraiser selected by the Board of Directors) and, except as provided in the next sentence, the fair market value of the shares shall be the mean of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser, which appraiser shall be a nationally recognized investment banking firm, shall be appointed by the American Arbitration Association in Washington, D.C. If, following the final determination of the purchase price for the shares, a Holder previously offering its shares for repurchase shall choose not to sell any or all of its shares, then such Holder shall so notify the Company within ten (10) days following receipt of the results of the appraisal; provided that if a Holder shall choose not to sell any of its shares, such Holder shall forfeit its Option hereunder. Notwithstanding the foregoing, if a Holder chooses not to sell any of its shares as a result of the Company's delay in repurchase pursuant to Section 3(b) below, such Holder shall not be required to forfeit its Option. The expenses of the appraisers will be borne by the Company.

          3.  Payment.
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              (a)  Within sixty (60) days following the final determination of the purchase price for the Series B Preferred Stock (such 60/th/ day (or, if earlier, the date of the purchase hereinafter referred to) shall be defined herein as the "Redemption Date"), the Company shall purchase the Series B Preferred Stock tendered to it at the price established by this Agreement (the "Redemption Price"). The Company shall pay the Redemption Price for the tendered Series B Preferred Stock in cash on the Redemption Date.

              (b) Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to repurchase any Series B Preferred Stock to the extent such repurchase would violate applicable law. If, on account of the first sentence of this subparagraph (b) the Company cannot fund the entire purchase price of all of the Series B Preferred Stock offered for redemption on the Redemption Date, the Company shall pay for such remaining Series B Preferred Stock when permitted; and any amounts not paid at the Redemption Date shall be paid as soon as permitted. Upon redemption of any Series B Preferred Stock, all rights of such Series B Preferred Stock shall terminate.

              (c) Payment shall be made by check or wire transfer of funds to such bank account as the Holders shall direct.

          4.  Termination of Option.  Except as provided in Section 2(b) above,
              ---------------------
the obligation of the Company to purchase the Series B Preferred Stock as provided in this Agreement shall

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terminate if the Company does not receive the Investors' Notice within sixty
(60) days after receipt by the Holders of the Redemption Notice. In addition, the obligations of the Company to purchase the Series B Preferred Stock shall terminate at such time as the Series B Preferred Stock is converted into Common Stock or at such time as the Company elects to terminate certain rights of the Series B Preferred Stock pursuant to Article IV, Section 4(m)(ii) of the Articles of Incorporation.

          5.  Amendments; Waivers and Consents.  Any provision in this Agreement
              --------------------------------
to the contrary notwithstanding, changes in or additions to this Agreement may be made if the Company shall obtain consent thereto in writing from the Holders holding at least a majority of the Series B Preferred Stock; and compliance with any covenant or provision herein set forth may be omitted or waived (in a particular instance and either retroactively or prospectively) if the Company shall obtain consent thereto in writing from the Holders holding at least a majority of the Series B Preferred Stock. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


          6.  Successors and Assigns.  Except as otherwise expressly provided
              ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns, heirs, executors and administrators of the parties hereto; provided that the Company may not assign its obligations under this Agreement.

          7.  Entire Agreement.  This Agreement, along with the Articles of
              ----------------
Incorporation, the Purchase Agreement, the Series A Warrant, the Series B Warrants, the Shareholders Agreement and the Investor Rights Agreement, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all prior agreements and understanding among them as to such subject matter. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

          8.  Severability.  Any invalidity, illegality or limitation of the
              ------------
enforceability with respect to any party of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such person's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of the remainder of this Agreement with respect to such party or the validity, legality or enforceability of this Agreement with respect to any other party. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.  Notices. All notices and other communications between the Company
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and the Holders shall be delivered in the manner set forth in the Investor
Rights Agreement.

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     10.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

     11.  Effect of Headings.  The article and section headings herein are for
          ------------------
convenience only and shall not affect the construction hereof.

     12.  Recapitalization, etc.  In the event that any capital stock or other
          ----------------------
securities are issued in respect of, in exchange for, or in substitution of, any shares of Series B Preferred Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Series B Preferred Stock or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     13.  Governing Law.  This Agreement shall be deemed a contract made under
          -------------
the laws of the State of North Carolina and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State without regard to the conflicts of laws provisions thereof.

     14.  Specific Performance.  Each of the parties hereto expressly agrees
          --------------------
that the other parties hereto may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms or covenants of this Agreement by any party hereto, the other parties shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction and/or a decree for specific performance in accordance with the provisions hereof.

                    [THE NEXT PAGE IS THE SIGNATURE PAGE.]

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



COMPANY:                 BTI TELECOM CORP.


                         By: /s/ Peter T. Loftin
                            ---------------------------------------
                         Name:  Peter T. Loftin
                         Title: Chief Executive Officer



INVESTOR:                WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                         By: WCAS VIII Associates LLC, General Partner


                         By: /s/ Jonathan M. Rather
                            ---------------------------------------
                         Name:  Jonathan M. Rather
                         Title: Member


                         BTI INVESTORS LLC


                         By: /s/ Jonathan M. Rather
                            ---------------------------------------
                         Name:  Jonathan M. Rather
                         Title: Authorized Person



                         /s/ Peter T. Loftin
                         ------------------------------------------
                         Peter T. Loftin

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